EXHIBIT 21.1
SUBSIDIARIES

Entity Name	Domestic Jurisdiction
APV Middle East Limited	Saudi Arabia
APV Overseas Holdings Limited	United Kingdom
Ballantyne Holding Company	Cayman Islands
Ballantyne Holding Mauritius Ltd.	Mauritius
Corporate Place, LLC	Delaware
Delaney Holdings, Co.	Delaware
Flow Power & Energy Middle East DMCC	Dubai
Invensys Philippines, Inc.	Philippines
Johnston Ballantyne Holdings Limited	United Kingdom
Mixing Solutions EMEA DMCC	Dubai
Mixing Solutions Limited	United Kingdom
Philadelphia Mixing Solutions Asia Private Limited	India
Philadelphia Mixing Solutions LLC	Delaware
Plc Uutechnic Group Oyj	Finland
S & N International, L.L.C.	Delaware
S&N Pump (Africa) Ltda.	Angola
SPX (Shanghai) Flow Technology Co., Ltd.	China
SPX Canada Co.	Canada
SPX Chile Limitada	Chile
SPX Clyde UK Limited	United Kingdom
SPX Corporation (China) Co., Ltd.	China
SPX Flow and WTE Energy FZCO	Dubai
SPX Flow EMEA Holdings Limited	United Kingdom
SPX Flow Europe Limited	United Kingdom
SPX FLOW Germany Holding GmbH	Germany
SPX Flow Holdings, LLC	Delaware
SPX Flow Oil & Gas Equipments Trading Services L.L.C.	Dubai
SPX Flow Saudi Arabia LLC	Saudi Arabia
SPX Flow Singapore Holding Pte. Ltd.	Singapore
SPX Flow Technology (India) Private Limited	India
SPX Flow Technology (Pty) Limited	South Africa
SPX Flow Technology (Thailand) Limited	Thailand
SPX Flow Technology Argentina S.A.	Argentina
SPX Flow Technology Assen B.V.	Netherlands
SPX Flow Technology Australia Pty Ltd.	Australia
SPX Flow Technology Canada Inc.	Canada
SPX Flow Technology Crawley Limited	United Kingdom
SPX Flow Technology Danmark A/S	Denmark
SPX Flow Technology do Brasil Indústria e Comércio Ltda.	Brazil
SPX Flow Technology England Limited	United Kingdom
SPX Flow Technology Etten-Leur B.V.	Netherlands
SPX Flow Technology Germany GmbH	Germany
SPX Flow Technology Hong Kong Limited	Hong Kong

SPX Flow Technology Hungary Kft. (SPX Flow Technology Hungary Mérnöki és Képviseleti Kft.)	Hungary
SPX Flow Technology Japan, Inc.	Japan
SPX Flow Technology Korea Co., Ltd.	Republic of Korea
SPX Flow Technology London Limited	United Kingdom
SPX Flow Technology Mexico, S. A. de C.V.	Mexico
SPX Flow Technology Poland sp. z.o.o.	Poland
SPX Flow Technology s.r.o.	Czechia
SPX Flow Technology Santorso S.r.l.	Italy
SPX Flow Technology SAS	France
SPX Flow Technology Singapore Pte. Ltd.	Singapore
SPX Flow Technology Sweden AB	Sweden
SPX Flow Technology USA, Inc.	Delaware
SPX FLOW US, LLC	Delaware
SPX International Limited	United Kingdom
SPX International Management LLC	Delaware
SPX Latin America Corporation	Delaware
SPX Luxembourg Acquisition Company S.á.r.l.	Luxembourg
SPX Middle East FZE	United Arab Emirates
SPX Process Equipment Pty Ltd.	Australia
SPX UK Holding Limited	United Kingdom
Stelzer Rührtechnik International GmbH	Germany
UD-RD Holding Company Limited	United Kingdom
United Dominion Industries Corporation	Canada
Uutechnic Oy	Finland
Vaahto Group Asia Ltd.	Hong Kong
Vaahto Pulp & Paper Machinery Distribution (Shanghai) Co. Ltd.	China